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SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
POWER-ONE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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740 Calle Plano
Camarillo, California 93012

Notice of Annual Meeting of Stockholders

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Fiscal Year 2002
WHEN:	May 13, 2003 at 9:00 a.m., local time
WHERE:	Westlake Village Inn 31943 Agoura Road Westlake Village, California 91361
WHY:	At this meeting, we plan to:
	1.	Elect two Class I Directors for a three-year term.
	2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors of Power-One, Inc. for the 2003 fiscal year.
	3.	Transact any other business which may properly be presented at the meeting or any adjournment.

        Only stockholders of record at the close of business on March 21, 2003 will receive notice of the Annual Meeting and be eligible to vote at the meeting.

        All stockholders are encouraged to attend the Annual Meeting. Whether or not you plan to attend, please promptly register your votes to ensure that your shares are represented at the Annual Meeting.

        Please refer to your Proxy card for voting directions. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience for return of the enclosed Proxy card. If you attend the Annual Meeting, you may still vote in person at the meeting even if you previously returned a Proxy.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
April 4, 2003

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors of Power-One, Inc. seeks your Proxy for use at our Annual Meeting of Stockholders. We will hold the meeting according to our Notice of Annual Meeting, unless we adjourn to a later date and/or time.

        This Proxy Statement and the accompanying Notice of Annual Meeting discuss the purposes of the Annual Meeting. We have sent these Proxy solicitation materials on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting.

*  VOTING AND SOLICITATION

        Each share of common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record as of the close of business on March 21, 2003 will receive notice of and may vote at the Annual Meeting. Eligible stockholders may vote by marking, signing, and returning the Proxy card.

        There were 82,330,947 shares of our common stock outstanding as of March 21, 2003. The closing sale price on that date was $4.99 per share. Our common stock is traded on the Nasdaq National Market® under the symbol "PWER."

        Required Voting.    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting. Assuming such a quorum is present, the two nominees for director positions receiving the most votes will be elected, and the affirmative votes of a majority of votes cast is necessary to approve the other proposals presented to our stockholders at the Annual Meeting.

        The inspector of elections that we appoint will count all votes cast in person or by proxy at the Annual Meeting. We will treat abstentions as shares that are present and entitled to vote to determine the presence of a quorum, but not as votes cast to determine the approval of any matter submitted to a vote of the stockholders.

        If you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will be permitted to exercise voting discretion with respect to the matters proposed to be acted upon.

        Under Delaware law, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be counted in determining the number of shares necessary for approval of the particular matter.

        Revoking Your Proxy.    Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. Regardless of the method of voting used, you may revoke your Proxy by doing one of the following:

  •
  Deliver a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.

  •
  Execute a later dated Proxy before the vote is taken at the Annual Meeting.

  •
  Vote in person at the Annual Meeting (your attendance at the Meeting, by itself, does not revoke your earlier Proxy).

        Any written notice of revocation, or later Proxy, should be delivered to Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Corporate Secretary. Or, you may hand deliver a written revocation notice, or a later Proxy, to our Corporate Secretary at the Annual Meeting before we begin voting.

*  DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2003 ANNUAL MEETING

        Any stockholder who intends to present a proposal at our Annual Meeting for fiscal year 2003 must deliver the proposal to us at our principal executive offices not later than December 5, 2003 for inclusion in our Proxy

Statement and form of Proxy relating to the Meeting.

        Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in our Proxy Statement for that Meeting must be received by our Corporate Secretary not less than 90, nor more than 120 days prior to the Meeting. However, if less than 100 days' notice from the date of the Meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the Meeting is given. Stockholder proposals must contain certain information required by our bylaws and comply with applicable legal requirements. Any stockholder may obtain a copy of our bylaws by submitting a request to our Corporate Secretary at the address set forth on the cover of this Proxy Statement.

        Directors are to be elected at the Annual Meeting of Stockholders. The nominees proposed for election as Class I Directors are Steven J. Goldman and Jay Walters, both of whom are currently directors. If re-elected, Mr. Goldman and Mr. Walters will serve until the Annual Meeting of stockholders in 2006, or until their respective successors are elected and qualified.

        See "Security Ownership of Certain Beneficial Owners and Management" on page 19 for information on the stock ownership of each director candidate, plus information on stock ownership of all current directors and executive officers as a group. There are no family relationships among any of our directors or executive officers.

        Proxies in the enclosed form will be voted, unless authority is withheld, for Mr. Goldman and Mr. Walters. Mr. Goldman and Mr. Walters have each indicated their willingness to serve if elected, but if either should become unable to serve, we will vote the Proxies we receive for the election of such other person as our directors shall recommend. We are not aware of any reason why either of our nominees will be unable or will decline to continue to serve as a director. Background information on Mr. Goldman and Mr. Walters appears below.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Name of Nominee	Age[1]	Principal Occupation	Class	Year First Elected
Steven J. Goldman	45	Chairman of the Board and Chief Executive Officer of Power-One, Inc.	I	1988
Jay Walters	55	President of New Horizon Services, LLC	I	2000

As of March 21, 2003.

        Steven J. Goldman.    Mr. Goldman, who joined us in 1982, became our Chief Executive Officer in 1990 and was named Chairman of the Board in February 1997. From 1990 to January 2000, Mr. Goldman also served as our President. He received his B.S. degree in electrical engineering from the University of Bridgeport, Connecticut and his M.B.A. degree from Pepperdine University's Executive program in California. Mr. Goldman is a contributing member and co-membership chairman of the San Fernando Valley Chapter of the Young President's Organization.

2

        Jay Walters.    Mr. Walters is President of New Horizon Services, LLC, a technology consulting company. From 1995 to 1997, Mr. Walters was Vice President and Chief Operating Officer of AT&T's Power Systems Business Unit, a position he continued to hold with Lucent Technologies following its spin-off from AT&T in 1995. In late 1997, he was appointed to the position of Vice President in Lucent's Network Products Group. Mr. Walters, who retired from Lucent in 1999, received his B.S. degree in nuclear engineering from the University of Wisconsin and his M.B.A. degree from Louisiana State University.

CLASS II AND III DIRECTORS

        The following directors are currently directors of the Company, and their terms have not expired. We expect these directors to continue to serve until their terms expire. We will put the Class II and Class III directors up for re-election at the Annual Meetings in 2004 and 2005, respectively.

Name of Director	Age[2]	Principal Occupation	Class	Year First Elected
Dr. Hanspeter Brändli	64	Owner and operator of HPB Management Services	II	1998
Kendall R. Bishop	64	Of Counsel, O'Melveny & Myers LLP	II	2000
Jon E.M. Jacoby	64	Director and Executive Vice President of Stephens Group, Inc.	III	1995
Mark Melliar-Smith	57	Venture Partner, Austin Ventures	III	2001

As of March 21, 2003.

        Dr. Hanspeter Brändli.    Dr. Brändli owns and operates HPB Management Services, a management services company. He received a Diploma in physics in 1963 from the Federal Institute of Technology (ETH) in Zurich, Switzerland and a Ph.D. in physics from the University of Berne/Switzerland in 1968. Dr. Brändli is also President of the Board of Directors of our subsidiary Power-One Holding AG, Uster, and all other Swiss subsidiaries. Additionally, Dr. Brändli serves as a member of the Board of Directors of several Swiss companies which are not affiliated with the Company.

        Kendall R. Bishop.    Mr. Bishop is of counsel at O'Melveny & Myers LLP, a global law firm based in Los Angeles, California. Mr. Bishop retired as a partner of the firm in January 2003, after 38 years of service to O'Melveny & Myers LLP. He received his B.A. degree from Stanford University and his J.D. degree from the University of California at Berkeley. O'Melveny & Myers LLP has performed legal services for the Company in the past, and is expected to do so in the future.

        Jon E.M. Jacoby.    Mr. Jacoby is a Director and an Executive Vice President of Stephens Group, Inc. Mr. Jacoby is a Senior Executive Vice President of Stephens Inc., an affiliate of Stephens Group, Inc., where he has been employed since 1963. He received his B.S. degree from the University of Notre Dame in Indiana and his M.B.A. degree from Harvard Business School in Boston. He is also a director of Delta & Pine Land Company, Sangamo Biosciences and Eden Bioscience.

        Mark Melliar-Smith.    Mr. Melliar-Smith is a Venture Partner of Austin Ventures. Prior to joining Austin Ventures in 2002, from January 1997 to December 2001, Mr. Melliar-Smith was President and

Chief Executive Officer of International SEMATECH, a global industry consortium driving process and manufacturing technology for the semiconductor industry. Before joining SEMATECH, from 1990 to1997, he was the Chief Technical Officer for Lucent Microelectronics (now Agere) and, from 1988 to 1990, the Vice President and General Manager for the Lightwave Business Unit. Mr. Melliar-Smith is a member of the Board of Directors of Technitrol, Inc. and Molecular Imprints. Mr. Melliar-Smith received his B.S. and PhD degrees in chemistry from Southampton University in England and his MBA from Rockhurst College in Kansas City, Missouri.

*  DIRECTOR COMPENSATION

        Effective January 1, 2003, the Board of Directors approved a revised cash compensation plan for outside directors. This action was taken following study of comparable director compensation structures, with attention to the increased responsibilities and demands upon directors related to statutory and regulatory changes implemented in 2002. Pursuant to the revised cash compensation structure effective January 1, 2003, in consideration for acting as a director to the Company, we pay each non-employee director as follows:

  •
  Annual retainer- $20,000

  •
  Supplemental retainers-

  •
  Chairman Audit Committee- $15,000

  •
  Chairman other Committee- $5,000

  •
  Meeting fees (Board or Committee)-

  •
  In person- $3,000/day

  •
  Telephonic- $1,000/day for meetings over two hours, or which involve substantial advance preparation.

        Under the prior director cash compensation plan, we paid each non-employee director $5,000 per year, as well as $3,000 per meeting for all Board of Directors meetings attended. In addition, Dr. Brändli received approximately $9,000 in 2002 for serving on the boards of our Swiss subsidiaries.

        All members of the Board of Directors (with the exception of Dr. Brändli due to Swiss income tax issues) elected to defer 100% of their eligible compensation as provided for and allowed under the 2001 Deferred Compensation Plan described in detail on page 14. During calendar 2002, this deferral was applicable to three regular meetings held during 2002.

        We also reimbursed our directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

        Our non-employee directors have also received, and are expected to continue to receive, options to purchase our common stock. In January 2002, the Board appointed Messrs. Walters and Melliar-Smith as members of a special technology committee of the Board. For service on this committee to be performed in 2002, the Board approved a grant of nonqualified stock options to each committee member to purchase 12,500 shares of the Company's Common Stock. The options were granted at the fair market value as of the date of grant, and vested in full on January 25, 2003.

*  MEETINGS IN 2002

  •
  Board of Directors:
      8 meetings

  •
  Audit Committee:
      6 meetings

  •
  Compensation Committee:
      3 meetings
      2 actions by written consent

  •
  Technology Committee
      11 meetings

        We do not have a standing nominating committee.

        During 2002, all of the directors attended at least 75% of the meetings of the Board and at least 75% of the meetings of the committees of the Board of which they were members.

*  COMMITTEE MEMBERSHIPS

        Mr. Walters, Mr. Melliar-Smith, Dr. Brändli and Mr. Bishop serve on the Audit Committee. Mr. Jacoby, Dr. Brändli and Mr. Walters serve on the Compensation Committee. Mr. Walters and Mr. Melliar-Smith serve on the Technology Committee.

*  COMMITTEE RESPONSIBILITIES

  Audit Committee

  •
  Recommends the engagement of our independent auditors.
  •
  Reviews and oversees the services performed by our independent auditors.
  •
  Reviews the independence of the independent auditors.
  •
  Reviews and evaluates our accounting principles and our system of internal accounting controls.

  Compensation Committee

  •
  Determines compensation of our executive officers.
  •
  Administers our Amended and Restated 1996 Stock Incentive Plan, our 2001 Stock Option Plan, our 1997 Employee Stock Purchase Plan, and our 2001 Deferred Compensation Plan.
  •
  Establishes the criteria for bonuses, which are summarized in the "Compensation Committee Report on Executive Compensation."
  •
  Recommends to the Board of Directors adoption of other compensation plans as may from time to time be deemed to be in the best interests of the Corporation. See "Compensation Committee Report on Executive Compensation".

  Technology Committee

  •
  Coordinates with Management regarding the Company's technology and intellectual property strategies.
  •
  Regularly reviews ongoing product development in furtherance of technology and intellectual property strategies.

*  AUDIT COMMITTEE REPORT*

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of Power-One, Inc.'s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. We also recommend to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

        The Audit Committee is composed of four non-employee directors who meet the current NASDAQ independence requirements and operates under a written charter adopted and approved by the Board of Directors. Committee member Kendall Bishop, a former partner of O'Melveny & Myers LLP, a law firm which has performed legal services for the Company in the past, and is expected to do so in the future, retired as a partner of the firm effective January 2003 and is now of counsel to the firm. The Audit Committee believes that Mr. Bishop qualifies as an independent director under the current NASDAQ independence requirements.

*
This section of the proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        All Audit Committee members possess experience or have backgrounds which make each financially sophisticated. The Audit Committee, in concert with the Board of Directors, is evaluating the experience and expertise of its members to determine if one or more members of the Committee qualifies as an "audit committee financial expert" under applicable rules adopted by the U.S. Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 (the "Act"). The Audit Committee is committed to ensuring that at least one of its members fully qualifies as an "audit committee financial expert" at such time as final rules so require.

        The Audit Committee has reviewed the relevant requirements of the Act, the proposed rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the NASDAQ Stock Market regarding audit committee procedures and responsibilities. The Audit Committee believes its existing procedures and responsibilities currently comply with the requirements of these rules and standards, and has therefore not amended its charter to date. The charter was published with our Proxy Statement dated April 4, 2001. However, the Audit Committee will continue to evaluate all applicable requirements, rules and listing standards and will modify its policies, procedures, membership, and Charter as may be appropriate as these requirements, rules and listing standards evolve.

        Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing. We rely on the information provided to us and on the representations made by management and the independent auditors. The Audit Committee will retain independent experts to advise and consult directly with the Audit Committee in the event the Audit Committee desires an independent opinion or review of any information provided or any representations made by management and the independent auditors.

        In this context, we held six meetings during fiscal year 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the independent auditors, Deloitte & Touche LLP. We discussed with the independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's system of internal controls.

        In carrying out our responsibilities, we reviewed and discussed with management and the Company's outside auditors all financial statements prior to their issuance. We were advised by management and the auditors that all of the financial statements were prepared in accordance with U.S. generally accepted accounting principles. As part of our review, we discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We also requested the Company's auditors to express their judgment on these matters.

        We also discussed with the independent auditors matters required to be discussed with audit committees under U.S. generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from Power-One, Inc. When considering Deloitte & Touche LLP's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. Toward that end, the Audit Committee has established policies to review and pre-approve any non-audit services proposed to be provided by the independent auditors, and to review and pre-approve the scope, workplan and fees for the audit services to be provided by the independent auditors.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Power-One, Inc.'s audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Annual Report on Form 10-K. We have also recommended the selection of Power-One, Inc.'s independent auditors, and, based on our recommendation, the Board has selected Deloitte & Touche LLP as the independent auditors for the fiscal year ending December 31, 2003, subject to stockholder ratification.

Jay Walters, Chairman
Dr. Hanspeter Brändli
Kendall R. Bishop
Mark Melliar-Smith

RECOMMENDATION

        The Board of Directors recommends a vote FOR the election of the Class I Directors listed above. We will vote Proxies received by us in favor of the nominees unless a contrary choice is indicated.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors, following the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the 2003 fiscal year. Services provided to us and our subsidiaries by Deloitte & Touche LLP in 2002 included the examination of our financial statements for the fiscal year ended December 31, 2002, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, consultations on various tax matters, and general accounting consultation. This appointment is being presented to the stockholders for ratification at the meeting. If the appointment is not ratified, the Board of Directors will reconsider its selection.

        Deloitte & Touche LLP has audited our consolidated financial statements since 1993.

        Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to address the audience at the Meeting, and will be available to answer appropriate questions from stockholders.

Fees Paid to Auditors

        During 2001 and 2002, the Company retained Deloitte & Touche LLP to provide services in the following categories and amounts:

SERVICES	2002	2001
Audit Fees	$952,648	$772,425(1)
Audit Related Fees	$56,028	$41,686
Tax Fees	$807,814	$1,287,836
All Other Fees(2)	$33,253	$52,195

Total	$1,849,743	$2,154,142
(1)
Revised from Proxy Statement for Annual Meeting of Stockholders for 2001. Revisions reflect reclassification of fees reported in that Proxy Statement under "All Other Fees"

(2)
Financial information systems design and implementation fees

RECOMMENDATION

        The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as Power-One, Inc.'s independent auditors for 2003. We will vote Proxies received by us in favor of the ratification of Deloitte & Touche LLP unless a contrary choice is indicated.

Equity Compensation Plan Information as of December 31, 2002

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	8,921,838	$11.65	(1)	13,657,848	(2)(3)

Equity compensation plans not approved by security holders	2,151,005	$5.80		174,970

Total	11,072,843	$10.51	(1)	13,832,818	(2)(3)

(1)
weighted average exercise price of outstanding options; excludes restricted stock units and shares related to Employee Stock Purchase Plan.
(2)
includes shares reserved but not yet issued under the 1996 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan.
(3)
Securities available under the 1996 Stock Incentive Plan are subject to increase pursuant to a formula. Under the formula, securities available for future issuance are increased by 20% of the difference between (i) the number of shares outstanding on each December 31, commencing on December 31, 1997 and (ii) the largest number of shares outstanding on any previous December 31, provided that no decrease in the number of shares available is ever required as a result of the formula. This adjustment, if any, is effected each December 31 and the numbers in the table above reflect the adjustment per the formula for the 1996 Stock Incentive Plan as of December 31, 2002.

2001 STOCK OPTION PLAN SUMMARY OF MATERIAL TERMS

        The 2001 Stock Option Plan (the "2001 Plan") was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. The 2001 Plan is administered by the Compensation Committee of the Board of Directors.

        We established the 2001 Plan to attract, reward and retain talented and experienced key employees and certain other eligible persons (each, an "Eligible Employee") who may be granted awards from time to time by the Compensation Committee.

        Awards under the 2001 Plan may only be nonstatutory stock options. No awards under the 2001 Plan may be made to any Director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

        The maximum term of options granted under the 2001 Plan is 10 years after the initial date of the award. No award under the 2001 Plan can be made after September 28, 2011. Options granted under the 2001 Plan are granted at the "Fair Market Value" (i.e. the closing price of our stock on the date the option is granted).

        No more than 2,500,000 shares of Common Stock may be issued in respect of awards under the 2001 Plan (subject to anti-dilution adjustments).

        Subject to approval of the Compensation Committee for an alternative arrangement for a given option grant, no award may vest and become exercisable more quickly than 25% per year. Generally, awards that are not yet exercisable will terminate upon the date an Eligible Employee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment.

        All references to shares and options in this section have been adjusted to reflect the three-for-two and two-for-one splits to our common stock completed during 2000.

SUMMARY COMPENSATION TABLE

        The following table provides information for our last three fiscal years regarding all compensation paid to or earned by our Chief Executive Officer and each of our four other most highly compensated executive officers other than the Chief Executive Officer who served as executive officers of Power-One, Inc. as of December 31, 2002, and whose salary plus bonus exceeded $100,000 (together with the Chief Executive Officer, the "Top 5 Compensated Executive Officers"):

Officers			Annual Compensation			Long-Term Compensation(1)		All Other Compensation

Name and Position	Year		Salary(2)(3)		Bonus(4)	Options (Shares)

Steven J. Goldman, Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	353,532 381,266 368,708	$	— — 359,867	— 180,000 105,000	(5)	* * *

William T. Yeates, President and Chief Operating Officer(6)	2002 2001 2000	$ $ $	293,760 308,842 295,014	$	— — 289,193	— 825,000 750,000	(5)	* * *

Randall H. Holliday, Secretary and General Counsel(7)	2002 2001 2000	$ $	218,080 225,438 —		— — —	— 115,000 —	(5)	* * —

Dennis R. Roark, Executive Vice President and Chief Technology Officer	2002 2001 2000	$ $ $	172,839 191,142 177,946	$	— — 140,690	— 145,000 105,000	(5)	* * *

Eddie K. Schnopp, Senior Vice President—Finance and 2 Chief Financial Officer	2002 2001 2000	$ $ $	153,408 168,150 161,241	$	— — 124,874	— 90,000 210,000	(5)(8) (8)	* * *

*
Less than $50,000 or 10% of the total salary and bonus for the year indicated.

(1)
Power-One, Inc. has not granted any Restricted Stock Awards, SARs or LTIPs to any of the Top 5 Compensated Executive Officers during any of the last three fiscal years.

(2)
For 2001, salary includes deferred amounts in accordance with the 2001 Deferred Compensation Plan, as discussed in this report on page 14. The following represents the amounts deferred and respective percentage of salary deferred by each officer, per election, from October 22, 2001 through December 31, 2001: Goldman $31,194 (50%), Yeates $25,920 (50%), Holliday $5,841 (15%), Schnopp $13,536 (50%) and Roark $15,251 (50%). There were no increases in base salary for any executive officers during 2001. The differences in salary from 2000 to 2001 reflect payments of earned and accrued vacation benefits applied as compensation during certain mandatory facility closures implemented by the Company in 2001.

(3)
For 2002, salary includes deferred amounts in accordance with the 2001 Deferred Compensation Plan, as discussed in this report on page 14. The following represents the amounts deferred and respective percentage of salary deferred by each officer, per election, from January 1, 2002 through October 20, 2002: Goldman $149,038 (50%), Yeates $123,840 (50%), Holliday $27,520 (15%),

  Schnopp $64,672 (50%) and Roark $72,863 (50%). There were no increases in base salary for any executive officers during 2002. The differences in salary from 2001 to 2002 reflect adjustments relating to use of earned and accrued vacation benefits, or the election to take unpaid time-off, during certain mandatory facility closures implemented by the Company in 2002.

(4)
Bonuses reflect amounts earned in the fiscal year indicated, but paid in the following year.

(5)
2001 Option Grants include standard grants with annual vesting, and contingent vesting grants, which grants vest on earlier of (i) three year anniversary of grant or (ii) at such time as 20-day average trading price of the Company's Common Stock exceeds a stated "target price" in a given grant.

(6)
Mr. Yeates joined Power-One, Inc. on January 13, 2000.

(7)
Mr. Holliday joined Power-One, Inc. on December 29, 2000, and received no compensation from the Company in 2000.

(8)
Total includes 145,000 shares underlying options granted in 2001 and 105,000 shares underlying options granted in 2000 to Donna Koep who is our Senior Vice President, Human Resources and is married to Mr. Schnopp. Mr. Schnopp disclaims beneficial ownership of such shares.

STOCK OPTION GRANTS AND EXERCISES
FOR TOP 5 COMPENSATED OFFICERS

STOCK OPTION GRANTS 2002

        This table shows grants made in 2002 to our Top 5 Compensated Executive Officers, and hypothetical gains for the options at the end of their anticipated ten-year term. We have arbitrarily assumed annualized growth rates of the market price of our common stock over the exercise price of the option of five percent (5%) and ten percent (10%), running from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises depend on the future performance of our common stock and overall market conditions.

INDIVIDUAL GRANTS(1)

		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Option Shares Granted(#)		Exercise or Base Price ($/share)
				Expiration Date
Officer					5%($)	10%($)

Steven J. Goldman	0	0%	—	—	$0	$0

William T. Yeates	0	0%	—	—	$0	$0

Eddie K. Schnopp	0	0%	—	—	$0	$0

Dennis R. Roark	0	0%	—	—	$0	$0

Randall H. Holliday	0	0%	—	—	$0	$0

AGGREGATE OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

        This table shows all stock options exercised by the Top 5 Compensated Executive Officers for 2002. The "Value Realized" column reflects the difference between the market value of the underlying securities at the actual exercise date and the exercise price of the options. The "Value of unexercised in-the-money options at 2002 year-end" column reflects the difference between the market value and the exercise price of in-the-money options at the end of 2002.

Name	Shares acquired on exercise(#)		Value Realized($)	Number of unexercised options at 2002 year-end Exercisable/Unexercisable				Value of unexercised in-the-money options at 2002 year-end(1)(2) Exercisable/Unexercisable

Steven J. Goldman	—		—	434,250		291,750		$1,429,995	$78,390

William T. Yeates	675,000	(3)	$2,382,750	506,250		393,750		$0.00	$0.00

Eddie K. Schnopp	—		—	438,500	(4)	456,000	(4)	$1,464,150	$293,220

Dennis R. Roark	—		—	292,300		230,700		$1,114,851	$156,384

Randall H. Holliday	—		—	16,250		98,750		$0.00	$0.00

(1)
Total value of exercisable and unexercisable options based on the market value of our common stock on December 31, 2002 ($5.67 per share).

(2)
All unexercised contingent vesting options as noted in footnote (5) under the Summary Compensation Table above were out-of-the-money as of December 31, 2002.

(3)
These shares all arose from Mr. Yeates 2001 contingent vesting option grant.

(4)
Exercisable total includes 203,200 shares underlying options held by Ms. Koep; unexercisable total includes 225,300 shares underlying options held by Ms. Koep. Mr. Schnopp disclaims beneficial ownership of these shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

William T. Yeates serves as our President and Chief Operating Officer under the terms set forth in a letter from Mr. Goldman related to the commencement of Mr. Yeates's employment with the Company. Pursuant to the letter, in addition to his salary and our standard employee benefits package, Mr. Yeates is eligible for a bonus based on the achievement of specific performance goals.

        Pursuant to the letter, Mr. Yeates was also granted non-qualified stock options to purchase an aggregate of 675,000 shares of our common stock. Of these, 450,000 options become exercisable over four years at the rate of 25% per year; the remaining 225,000 vested and became exercisable on December 31, 2001.

        In addition, we have made certain loans to Mr. Yeates in connection with his initial employment which commenced in January, 2000. These loans were in existence prior to the passage of the Sarbanes-Oxley Act of 2002 (the "Act"). The Act now prohibits loans by the Corporation to its executive officers. However, loans in existence as of the effective date of the Act were exempted from the prohibitions of the Act.

        One non-interest-bearing loan in the amount of $100,000, plus additional non-interest-bearing loans relating to new hire relocation expenses totaling approximately $80,000, were forgiven on the third anniversary of Mr. Yeates' hire (i.e. on January 13, 2003). These loans related to amounts advanced to Mr. Yeates in connection with commencement of employment and relocation, and were forgiven per the original terms of the loan arrangements, specifically Mr. Yeates' continued employment with the Corporation as of January 13, 2003. A separate loan in the amount of $660,000 remains outstanding, bears interest at the rate of 5.5% per annum and is due and payable on January 13, 2004 per its original terms. There has been no material modification of any term of this loan, nor renewal of this loan, after the effective date of the Act.

        Finally, if we experience a change in control, as defined in the letter to include certain mergers and other triggering events, Mr. Yeates will receive a one-time payment equal to twice his most recent salary and annual bonus, and up to 337,500 of his stock options will vest and become immediately exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, except as noted in the following sentence, we believe that during 2002 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, inclusive of the accelerated reporting timelines mandated by the Sarbanes-Oxley Act of 2002. One late filing on Form 4 was made by Mr. Schnopp relating to a purchase of Company securities which occurred in September 2002.

OTHER COMPENSATION ARRANGEMENTS

*  2001 DEFERRED COMPENSATION PLAN

        Summary of the Plan.    Based upon recommendations of the consultants retained by the Compensation Committee, as well as advice and counsel from outside legal and accounting personnel, in October 2001 the Compensation Committee recommended adoption of, and the Board of Directors approved the implementation of, the 2001 Deferred Compensation Plan (the "Plan"). Under this Plan, full time employees (inclusive of executive officers) of the Company were eligible to make an irrevocable election to defer a percentage of their base salary (not to exceed 50% of base salary) for the period commencing October 22, 2001 and continuing through October 20, 2002 (the "Deferral Period"). Under the Plan, a non-employee director of the Company could irrevocably elect to defer up to 100% of their director compensation (annual retainer plus fees) for meetings scheduled during the Deferral Period (i.e. four (4) regular meetings). For any meetings of the Board of Directors during the Deferral Period in excess of the four (4) regular meetings scheduled at the outset of the Deferral Period, directors were paid meeting fees in cash.

        At the end of the Deferral Period, a participant's base salary returned to its original pre-deferral amount. For non-employee directors, payment of annual retainer and meeting fees returned to cash payments after the end of the Deferral Period.

        Effect of Deferral Election/Entitlement to Stock Units.    Each participant under the Plan (i.e. an individual electing to defer salary or director compensation), received "credit" at the start of the Deferral Period for a given number of Stock Units, based upon the dollar amount of salary/percentage of director compensation deferred. A Stock Unit is a bookkeeping entry that represents one fictional share of the Company's common stock. A Stock Unit is used as a device to determine the number of shares of common stock of the Company that were distributed to a participant. The total number of Stock Units credited to a participant has been determined using this formula:

Stock Unit = (compensation deferred / $6) × 2

        Stock Units had no voting rights, rights to dividends, or any other shareholder rights.

        Vesting in Stock Units.    Vesting in the credited Stock Units was tied to continued employment with or service to the Company. One-half (50%) of the total Stock Units credited to a participant as of the start of the Deferral Period vested on a pro-rata basis during the Deferral Period. For employees, vesting of this 50% of total Stock Units was prorated weekly over the 52 weeks of the Deferral Period. For non-employee directors, vesting of their 50% of total compensation payable for full service during the Deferral Period was tied to months of service during the Deferral Period coupled with meetings attended during the Deferral Period.

        For both employees and non-employee directors who participated in the Plan, the other 50% of Stock Units were credited to the individual at the start of the Deferral Period vested in full on the first day in January 2003 after the Company released its actual earnings for the fiscal year ending December 31, 2002. This earnings release date was referred to in the Plan as the "Payment Date". Our formal "Payment Date" per the Plan was January 31, 2003.

        Distribution of Common Stock to Participants.    A participant who was actively employed by or providing director service to the Company as of the Payment Date received whole shares of common stock of the Company equal to the equivalent number (i.e. 100%) of total Stock Units credited to and vested in the participant on the Payment Date. For example, if based upon the percentage of salary elected to be deferred, a participant had 10,000 Stock

Units credited to their Stock Unit account, they received 10,000 shares of the Company's common stock on the Payment Date.

        In the event the employment of a participant (or service of a non-employee director) ended prior to the Payment Date, a distribution of a given number of whole shares of common stock was to be made within thirty (30) days of the date of termination/end of service, based on the circumstances of termination of employment or ending of non-employee director service. If the relationship between the Company and the participant ended due to death, disability, or (for an employee) termination of employment by the Company for other than cause, the participant received a prorated number of shares of common stock per the vesting schedules noted above in "Vesting in Stock Units" computed based upon 100% of the Stock Units credited to the participant. If the relationship ended due to voluntary resignation, or due to termination of the relationship by the Company for cause, the participant received a prorated number of shares of common stock per the vesting schedules noted above in "Vesting in Stock Units" computed based upon 50% of the total Stock Units credited to the participant.

        Upon the ultimate distribution of common stock to a participant, the shares are beneficially owned by the participant, unrestricted and may be sold or transferred at the discretion of the participant.

*  2003 RESTRICTED STOCK GRANTS

        Following analysis performed by third party compensation consultants retained at the direction of the Compensation Committee, the Committee authorized and approved the grant of certain restricted stock to the executive officers and other members of management of the Company. The grants were issued January 8, 2003, and will be reported as required in the Company's Proxy Statement next year. The grants were issued as a means of supplementing cash compensation which the Committee determined, per the analysis of the compensation consultants, to be below industry medians for the applicable officers. The number of shares granted to each recipient equated in total value as of date of grant with the cash compensation shortfall determined for each affected officer, based on the closing price of the Company's Common Stock as of January 8, 2003 ($6.02).

        The grants vest in equal installments over eight quarters, commencing April 30, 2003, and every three months thereafter until January 31, 2005. Vesting is contingent upon ongoing full time employment of the recipient.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee (the "Committee") consists of Mr. Jacoby, Dr. Brändli and Mr. Walters, each of whom is an independent, non-employee director. The Committee determines the cash portion of the Chief Executive Officer's salary, sets the range within which the other executive officers' salaries should vary and determines equity awards for all executive officers. Additionally, from time to time the Committee undertakes to retain outside compensation experts to review current compensation and equity award plans, and to make recommendations to the Board of Directors for the adoption of such additional equity plans, and for grants under such plans.

*
This section of the proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        Our executive compensation program is designed to attract, retain and motivate the senior executive talent necessary to effectively manage the Company. The program also aims to support the creation of stockholder value and is designed to make pay consistent with performance. When establishing salaries, bonuses and stock or equity awards for executive officers, the Committee considers the individual's role, leadership responsibilities and performance during the last year and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives.

        The Committee's belief historically has been that the Company's performance generally is reflected in its stock price. Therefore, the Company had historically generally paid base salaries and cash bonuses that have been in the lower half for executive officers at similar companies. This cash compensation has been supplemented with equity awards that are tied to the performance of the Company's stock.

        However, commencing with the hiring of Mr. Yeates in 2000, and of Mr. Holliday in 2001, the Company has recognized the market realities of attracting and retaining experienced executives which require more competitive base salaries. The Committee recognizes that the base salaries of selected executive officers, inclusive of the Chief Executive Officer, are well below comparable levels per surveys and related research performed by compensation consultants at the direction of the Committee. As prior equity awards for long tenured officers mature, or expire without value being realized, and as the market comparisons on executive compensation continue to reflect an imbalance in the compensation packages paid by the Company, the Committee believes that some adjustments in base salaries and other compensation elements will be required in the near term to ensure that all executive officers are compensated in line with current market rates.

        As an interim step toward adjusting base compensation with industry norms, and as additional equity compensation, the Committee approved the grant of restricted stock to the named executive officers, among others, effective January 8, 2003. A summary of this action may be found starting at page 15 of this Proxy Statement under the heading of "2003 Restricted Stock Grants".

        The Committee has continued to believe that the incorporation of equity awards tied to the performance of the Company's stock is an essential element of overall pay packages. As such, periodic awards to executive officers of stock options and other forms of equity compensation continue to be offered when deemed appropriate by the Committee.

        The Committee believes that the executive officers have performed extremely well during times of unprecedented challenges. Their performance in the face of these challenges was a major consideration in setting compensation for 2002. While the Committee has been pleased with the performance of the executive officers in the face of ongoing economic challenges, the Committee believes that bonuses, incentive payments and other performance based awards must be tied directly to, and come as a reward for, clearly measurable performance associated directly with key financial metrics. Additionally, the Committee believes that the executive officers must have a significant portion of their total compensation potential aligned, via equity incentives, with shareholder interests to ensure that shareholder value remains a primary objective and criteria in the management of the Company.

        2002 Compensation of the Chief Executive Officer.    The Committee, in concert with the Board of Directors, evaluates the compensation of the Chief Executive Officer on an annual basis. In establishing the Chief Executive Officer's compensation for 2002, the Committee recognized the Company's results in 2001 and 2002 have been heavily impacted by a variety of external factors. These factors have included the major general economic downturn, plus the significant contraction in several of the Company's primary markets, including enterprise networking and telecommunications service providers. Mr. Goldman's base salary remained unchanged from 2001. Additionally, in light of overall Company financial performance during 2002, no form of cash incentive or bonus which would be tied directly to measurable advances or year over year comparisons of financial metrics was paid to Mr. Goldman. No stock options or comparable incentive payments were made or issued to Mr. Goldman in 2002.

        Base Salary.    The Committee reviews the base salaries for all executive officers. None of the Company's executive officers received any increase in base salary in 2002 compared to their annualized salary in 2001.

        Management Bonus Plan.    Under our Management Bonus Plan, our executive officers can earn bonuses based on the Company's attaining specified EBITDA (earnings before interest, taxes, depreciation, amortization and acquisition-related charges) objectives during a particular fiscal year. Under this plan, which covers certain key employees (inclusive of executive officers), our executive officers can earn bonuses in amounts up to predetermined percentages of their base salaries. Mr. Goldman and Mr. Yeates are eligible to receive bonuses of up to 100% of their salaries. The remainder of our executive officers can earn bonuses of up to 80% of their salaries. Bonuses are based on actual EBITDA realized by the Company during any fiscal year as a percentage of planned EBITDA. Based on the Company's financial performance in 2002, none of our executive officers were awarded bonuses under the Management Bonus Plan for 2002, as indicated on the "Summary Compensation Table" on page 10.

        Discretionary Bonus Plan.    Under the Discretionary Bonus Plan, our executive officers can receive, at the sole discretion of the Committee, a bonus of up to 50% of their base salary. This bonus is based upon the Committee's determination of an individual's contribution to the Company in conjunction with the Company's (i) significantly exceeding projected earnings per share, (ii) having accelerated sales growth, (iii) executing acquisitions in an efficient manner, or (iv) achieving such other goals as the Board of Directors or the Committee may determine. The Committee did not award our executive officers any bonuses under the Discretionary Bonus Plan for 2002.

        Equity Based Compensation.    The Committee will provide long-term incentives linked to an increase in stock value by awarding stock options (at fair market value as of the date of grant) and other equity based awards at times it believes are appropriate. Outstanding stock options of our executive officers which were granted in 1996 and 1998 are exercisable in various increments on the second through seventh anniversaries of the date of grant, but such options may be exercisable on earlier dates if certain financial goals are met. In 1997, 1999 and 2000 we reached the applicable financial targets, and an additional 20% of each officer's outstanding options having provisions for earlier vesting became exercisable. All options granted after March 1, 1999 are exercisable in 25% increments over four years, unless otherwise approved by the Committee.

        In 2000, the Committee recommended, and the Board of Directors approved, an amendment to our Amended and Restated 1996 Stock Incentive Plan that allows the Chairman to grant options, other than to officers or directors, at fair market value within aggregate limits approved by the Committee. The most recent aggregate limit was established by the Committee in 2001, set at 1.5 million options to be issued at the discretion of the Chairman. Pursuant to this authorization, 801,100 options were granted by the Chairman in 2001, and 369,650 options were granted by the Chairman in 2002.

        The Deductibility of Executive Compensation.    Section 162(m) of the Internal

Revenue Code does not permit us to deduct cash compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe that our stock incentive plan and our Management Bonus Plan (as previously described) comply with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under these plans. The 2001 Deferred Compensation Plan does not fall under the rules of Section 162(m) for treatment as performance-based compensation. Depending on the fair market value of our stock on the Payment Date under that plan, we may not be able to fully deduct compensation paid to executives under that plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Jon E.M. Jacoby, Chairman Dr. Hanspeter Brändli Jay Walters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information about beneficial ownership of our common stock as of March 15, 2003, by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, each director, each executive officer named in the Executive Officer Compensation table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Total
Voting Trust(3)	10,166,807	12.0
Stephens Group, Inc.(3)(4)	7,136,986	8.4
Steven J. Goldman	3,365,171	4.0
Jon E.M. Jacoby(4)(6)	2,634,444	3.1
Eddie K. Schnopp(5)	1,390,572	1.6
Dennis R. Roark	1,167,305	1.4
William T. Yeates	744,873	0.9
Kendall R. Bishop	134,317	0.2
Jay Walters	113,190	0.1
Randall H. Holliday	53,571	0.1
Hanspeter Brändli	52,500	0.1
Mark Melliar-Smith	38,167	*
All executive officers and directors as a group (10 persons)	9,694,110	11.4

*
Less than 0.1%

(1)
The addresses for the listed beneficial owners are as follows for the Voting Trust, c/o James Sommers, Trustee, 2148 Rolston Road, Charlotte, North Carolina, 28207; for Stephens Group, Inc. and Jon E.M. Jacoby, 111 Center Street, Little Rock, Arkansas 72201; for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California 93012.

(2)
Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on or within 60 days after March 21, 2003, as follows: Goldman 460,500; Jacoby 127,500; Schnopp 491,000 (see footnote (5)); Roark 318,550; Yeates 637,500; Bishop 90,000; Walters 102,500; Brändli 52,500; Holliday 28,750; Melliar-Smith 32,500; and all executive officers and directors as a group 2,341,300. Gives effect to the three-for-two and two-for-one splits of our common stock effected during 2000.

(3)
The Voting Trust is administered by Mr. James Sommers, Trustee. The trustee exercises sole voting power over the trust's shares, and is required to vote such shares "for" or "against" proposals submitted to our stockholders in the same proportion as the votes cast "for" and "against" such proposals by all other stockholders, excluding abstentions. The Voting Trust will expire on the earlier of June 7, 2008, or the occurrence of certain events related to Stephens Inc.'s status as an affiliate of us.

(4)
Stephens Group, Inc. has contributed 5,793,526 of its shares to a voting trust described in Note 3. Stephens Group, Inc., certain stockholders, directors, officers and related entities of Stephens Group, Inc. own an additional 7,808,613 shares, of which 4,373,281 have been contributed to the Voting Trust. Mr. Jacoby is a director and an officer of Stephens Group, Inc. and its affiliate, Stephens Inc.

(5)
Includes 349,966 shares owned by Ms. Koep, 12,148 shares owned by a trust for the benefit of Mr. Schnopp's children, and options to purchase shares of common stock that were exercisable on or within 60 days after March 21, 2003, in the amount of 229,450 and 261,550 for Ms. Koep and Mr. Schnopp, respectively. Mr. Schnopp disclaims beneficial ownership of shares and option held by Ms. Koep and the trust for the benefit of Mr. Schnopp's children.

(6)
Includes 420,451 shares owned by Jacoby Enterprises, Inc., 283,544 shares owned by Coral Two Corporation and 154,048 shares owned by Mr. Jacoby, which have all been contributed to the Voting Trust and as to which Mr. Jacoby has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; also includes 4,667 shares owned by Mr. Jacoby and 30,566 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh as to which Mr. Jacoby has sole power of disposition and sole power to vote; also includes the following shares as to which Mr. Jacoby disclaims beneficial ownership: 202,169 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87, 245,322 shares owned by Nicholas M. Stephens Trust AAAA, 245,322 shares owned by Caroline A. Stephens Trust AAAA and 245,323 shares owned by JT Stephens III Trust AAAA, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee, has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; and includes 88,208 shares owned by Grandchild's Trust One UID 12/16/85, 88,208 shares owned by Grandchild's Trust Two UID 12/16/85, 188,208 shares owned by Grandchild's Trust Three UID 12/89, 45,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 45,000 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 45,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee, has shared power to vote and shared power of disposition; and includes 48,408 shares owned by Etablissement Landeco Vaduz, as to which Mr. Jacoby has shared power of disposition and no power to vote pursuant to a power of attorney granted to Mr. Jacoby. Does not include shares owned by Stephens Group, Inc. or other of its related persons or entities, except as mentioned in this footnote.

STOCK PERFORMANCE GRAPH

        The following compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in the Standard & Poors 500 Index, the Russell 2000 Index and the Nasdaq Stock Market, each for the period from September 30, 1997 (the day our common stock commenced trading) through December 31, 2002. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period.

        The Standard & Poors 500 Index, Russell 2000 Index and Nasdaq Stock Market are intended to provide a relevant comparison of total annual return in the time period (through December 31, 2002) in which our common stock has been publicly traded.

CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning September 30, 1997*

*
This section of the proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2002, Donna Koep, who is married to named executive officer Eddie K. Schnopp, was employed by the Company as Senior Vice President, Human Resources. Ms. Koep received $117,912 as salary for her services during the year. This salary amount includes $49,708 which Ms. Koep deferred in fiscal 2002 pursuant to the 2001 Deferred Compensation Plan, as discussed in this report on page 14. No bonus or other incentive compensation was paid to Ms. Koep in fiscal 2002.

        Mr. Jacoby, who is a member of the Board of Directors and the Compensation Committee, serves as an officer of Stephens Group, Inc., our largest stockholder, and Stephens Inc., a financial advisor to us and an affiliate of Stephens Group, Inc. During the fiscal year, we paid Stephens Inc. $76,000 for financial advisory services. We expect to pay Stephens Inc. for additional financial advisory services that it has or may perform for us during 2003. All compensation paid to Stephens Inc. has been on terms that we believe to be fair and reasonable for the services performed.

        Several of our executive officers maintain individual brokerage accounts with Stephens, Inc. In addition, from time to time Stephens Group, Inc. has made opportunities available to Mr. Goldman to invest in various private partnerships. None of Mr. Goldman's investments made in these circumstances via the Stephens Group, Inc., individually or in the aggregate, have been material to him.

FINANCIAL AND OTHER INFORMATION

Our Annual Report for the fiscal year ended December 31, 2002, including financial statements, is being sent to stockholders of record as of the close of business on or about April 4, 2003 together with this proxy statement. We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, to any stockholder who submits a written request to our Corporate Secretary at the address set forth on the cover of this Proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the stockholders at this Annual Meeting, the persons named on the enclosed Proxy card intend to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
April 4, 2003

POWER-ONE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, hereby appoints the Chairman and Chief Executive Officer, Steven J. Goldman, the Chief Financial Officer, Eddie K. Schnopp, and the Secretary and General Counsel, Randall H. Holliday, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 21, 2003, at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 2003 at the Westlake Village Inn, located at 31943 Agoura Road, Westlake Village, California at 9:00 a.m. Los Angeles time, and at any adjournment thereof.

(CONTINUED ON OTHER SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

May 13, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach and mail in the envelope provided.    \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
						☐	☐	☐
1.	Election of Directors			2.	Proposal to ratify the Appointment of Deloitte & Touche LLP as the Independent Auditors for the Company.
NOMINEES: Class I Directors:
☐	FOR ALL NOMINEES	☐ ☐	Steven J. Goldman Jay Walters	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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SCHEDULE 14A INFORMATION
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
CLASS II AND III DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF AUDITORS
2001 STOCK OPTION PLAN SUMMARY OF MATERIAL TERMS
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES FOR TOP 5 COMPENSATED OFFICERS STOCK OPTION GRANTS 2002
INDIVIDUAL GRANTS(1)
AGGREGATE OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER COMPENSATION ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS